INDEX TO EXHIBITS

(1)               Agreement and Declaration of Trust

(2)               Bylaws

(3)               Inapplicable

(4)               Inapplicable

(5)               Form of Advisory Agreement

(6)               Form of Underwriting Agreement

(7)               Inapplicable

(8)               Form of Custody Agreement

(9)(i)            Form of Administration Agreement

   (ii)           Form of Accounting Services Agreement

   (iii) Form of Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement

(10)              Opinion and Consent of Counsel*

(11)              Consent of Independent Auditors*

(12)              Inapplicable

(13)              Form of Agreement Relating to Initial Capital

(14)              Inapplicable

(15)              Form of Plan of Distribution Pursuant to Rule 12b-1

(16)              Inapplicable

(17)              Financial Data Schedule*

(18)              Inapplicable
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*        To be filed by Amendment.


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